UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 30, 2018

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2018, Lee C. Stewart was appointed a member of the Board of Managers of Hexion Holdings LLC (“Holdings”), the indirect parent of Hexion Inc. (the “Company”), to fill the vacancy created by Jonathan D. Rich’s resignation on the same date, who after eight years on the Board, is leaving for other opportunities.

Mr. Stewart, age 70, has significant experience in professional services, financial services, finance and banking, public company accounting and financial reporting, strategic planning, operations and risk management and corporate governance. He has over 20 years of experience as an investment banker, having worked for The Chase Manhattan Bank N.A., Midland Bank and Bear Stearns & Co. Inc. He has worked at Union Carbide Corporation and Foamex International Inc. in a variety of treasury and CFO roles, as well as served on several listed and privately held company Boards of Directors from 1996 to the present. He is currently on the Boards of P.H. Glatfelter Company, Mood Media Corporation and Aqua America Inc. Mr. Stewart will serve on the Holdings Audit Committee, replacing Mr. Samuel Feinstein, who resigned from the Committee effective November 30, 2018. Mr. Feinstein will remain on the Board and on the Compensation Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date: December 3, 2018	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer